  Exhibit 21.1

Jones Lang LaSalle Income Property Trust, Inc. Subsidiaries as of December 31, 2016	State or Jurisdiction or Incorporation	Percent Owned
MIVPO Member LLC	Delaware	100.00%
MIVPO LLC	Delaware	100.00
ELPF / Sutter Holdings, LLC	Delaware	100.00
CEP XII Investors LLC	Delaware	100.00
ELPF Kendall LLC	Delaware	100.00
ELPF Medical Holdings LLC	Delaware	100.00
ELPF Acquisitions #1 Partners LLC	Delaware	100.00
ELPF Van Nuys 14624 Sherman LLC	Delaware	100.00
ELPF Van Nuys 14600 Sherman LLC	Delaware	100.00
ELPF Sherman Way Parking LLC	Delaware	100.00
ELPF Slidell Member, Inc.	Delaware	100.00
ELPF Slidell LLC	Delaware	100.00
ELPF Slidell Manager Inc.	Delaware	100.00
ELPF Norfleet LLC	Delaware	100.00
ELPF Station Nine LLC.	Delaware	100.00
ELPF Howell Mill LLC	Delaware	100.00
ELPF Railway GP Inc.	Alberta	100.00
ELPF Railway LP	Delaware	100.00
ELPF Canada Investors GP Inc.	Delaware	100.00
ELPF Canada Investors LP	Delaware	100.00
ELPF Canada Trust	Delaware	100.00
ELPF 6807 Railway Street Inc	Alberta	100.00
ELPF 6807 Railway Street Leasehold ULC	Alberta	100.00
Holding Gainesville LLC	Delaware	78.00
LIPT Gainesville LLC	Delaware	100.00
Holding Athens LLC	Delaware	78.00
LIPT Athens LLC	Delaware	100.00
Holding San Marcos LLC	Delaware	78.00
LIPT San Marcos LLC	Delaware	100.00
ELPF Tampa Holding LLC	Delaware	100.00
ELPF Tampa LLC	Delaware	78.00
ELPF Lafayette Subsidiary, Inc.	Delaware	100.00
Holding Lafayette LLC	Delaware	78.00
ELPF Lafayette Member LLC	Delaware	100.00
ELPF Lafayette LLC	Delaware	100.00
LIPT Southfield LLC	Delaware	100.00
LIPT 1340 Satellite LLC	Delaware	100.00
LIPT Grand Lakes Retail LLC	Delaware	100.00
LIPT Grand Lakes GP LLC	Delaware	100.00
Cinco Grand & Fry Retail LP	Texas	90.00
LIPT Spokane Street LLC	Delaware	100.00
LIPT Collins Avenue, LLC	Delaware	100.00
LIPT Oak Grove, LLC	Delaware	100.00
LIPT Trinity Boulevard, LLC	Delaware	100.00
LIPT Winchester Road, Inc.	Delaware	100.00
LIPT Twin Lakes, LP	Delaware	99.00

Jones Lang LaSalle Income Property Trust, Inc. Subsidiaries as of December 31, 2016	State or Jurisdiction or Incorporation	Percent Owned
LIPT Twin Lakes Member, LLC	Delaware	100.00
LIPT Ontario Street, LLC	Delaware	100.00
LIPT 140 Park Avenue, LLC	Delaware	100.00
LIPT Whitestone Boulevard, LLC	Delaware	100.00
LIPT Touhy McCormick, LLC	Delaware	100.00
LIPT East Kaahumanu Avenue, LLC	Delaware	100.00
LIPT Investors, LLC	Delaware	100.00
LIPT Corporate Drive, LLC	Delaware	100.00
LIPT Allan Drive, LLC	Delaware	100.00
LIPT Lewis Mittel, LLC	Delaware	100.00
LIPT 1225 Michael Drive, LLC	Delaware	100.00
LIPT 1300-1350 Michael Drive, LLC	Delaware	100.00
LIPT North Moore Road, LLC	Delaware	100.00
Coppell Properties, LLC	Delaware	90.00
LIPT Chestnut Street, LLC	Delaware	100.00
Aquinas Realty Investors II, LLC	Delaware	100.00
Aquinas Holdings II, LLC	Delaware	100.00
Aquinas 2021 Chestnut Street, General Partner, LLC	Delaware	100.00
Aquinas 2021 Chestnut Street, LP	Delaware	100.00
LIPT Rancho Viejo Road, Inc.	Delaware	100.00
LIPT SW Fifth Avenue, LLC	Delaware	100.00
LIPT Madison Industrial Lane, LLC	Delaware	100.00
LIPT Orchard Gateway, LLC	Delaware	100.00
LIPT San Diego, Inc.	Delaware	100.00
LIPT 10th Street East, LLC	Delaware	100.00
LIPT Lane Parke, LLC	Delaware	100.00
LIPT North Jefferson, LLC	Delaware	100.00
LIPT North Scottsdale Road, LLC	Delaware	100.00
LIPT East Greenway Parkway, LLC	Delaware	100.00
LIPT NW Cedar Falls Drive, LLC	Delaware	100.00
LIPT ASP Valencia, Inc.	Delaware	100.00
LIPT Valencia Commerceplex, Inc.	Delaware	100.00
LIPT Giant Road, Inc.	Delaware	100.00

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